Form N-SAR
Item 77 Q1
Exhibits
The RBB Fund, Inc.


Investment Advisory Agreement between The RBB Fund, Inc.
and Perimeter Capital Management, LLC, with respect to the Perimeter Small Cap Growth Fund, dated September 17, 2009 is incorporated herein by reference as exhibit (d)(31) to Registrant's Post-Effective Amendment No. 132 as filed electronically with the SEC on October 22, 2009 (Accession
No. 0001193125-09-211952).